Exhibit 28(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Trust of our report dated March 29, 2018, relating to the financial statements and financial highlights of SA AB Growth Portfolio, SA AB Small & Mid Cap Value Portfolio (formerly Small & Mid Cap Value Portfolio), SA BlackRock VCP Global Multi Asset Portfolio, SA Boston Company Capital Growth Portfolio (formerly Capital Growth Portfolio), SA Columbia Technology Portfolio (formerly Technology Portfolio), SA DFA Ultra Short Bond Portfolio (formerly Ultra Short Bond Portfolio), SA Dogs of Wall Street Portfolio (formerly “Dogs” of Wall Street Portfolio), SA Federated Corporate Bond Portfolio (formerly Corporate Bond Portfolio), SA Fixed Income Index Portfolio, SA Fixed Income Intermediate Index Portfolio, SA Franklin Foreign Value Portfolio (formerly Foreign Value Portfolio), SA Franklin Small Company Value Portfolio (formerly Small Company Value Portfolio), SA Goldman Sachs Global Bond Portfolio (formerly Global Bond Portfolio), SA Goldman Sachs Multi-Asset Insights Allocation Portfolio, SA Index Allocation 60/40 Portfolio, SA Index Allocation 80/20 Portfolio, SA Index Allocation 90/10 Portfolio, SA International Index Portfolio, SA Invesco Growth Opportunities Portfolio (formerly Growth Opportunities Portfolio), SA Invesco VCP Equity-Income Portfolio (formerly VCPSM Value Portfolio), SA Janus Focused Growth Portfolio, SA JPMorgan Balanced Portfolio (formerly Balanced Portfolio), SA JPMorgan Emerging Markets Portfolio (formerly Emerging Markets Portfolio), SA JPMorgan Equity-Income Portfolio (formerly Growth-Income Portfolio), SA JPMorgan Global Equities Portfolio (formerly Global Equities Portfolio), SA JPMorgan MFS Core Bond Portfolio, SA JPMorgan Mid-Cap Growth Portfolio (formerly Mid-Cap Growth Portfolio), SA Large Cap Index Portfolio (formerly Equity Index Portfolio), SA Legg Mason BW Large Cap Value Portfolio, SA Legg Mason Tactical Opportunities Portfolio, SA MFS Blue Chip Growth Portfolio (formerly Blue Chip Growth Portfolio), SA MFS Massachusetts Investors Trust Portfolio, SA MFS Telecom Utility Portfolio (formerly Telecom Utility Portfolio), SA MFS Total Return Portfolio, SA Mid Cap Index Portfolio, SA Morgan Stanley International Equities Portfolio (formerly International Diversified Equities Portfolio), SA Oppenheimer Main Street Large Cap Portfolio (formerly Equity Opportunities Portfolio), SA PIMCO VCP Tactical Balanced Portfolio (formerly VCP Total Return BalancedSM Portfolio), SA PineBridge High-Yield Bond Portfolio (formerly High-Yield Bond Portfolio), SA Putnam International Growth and Income Portfolio (formerly International Growth and Income Portfolio), SA Pyramis® Real Estate Portfolio (formerly Real Estate Portfolio), SA Schroders VCP Global Allocation Portfolio, SA Small Cap Index Portfolio, SA T. Rowe Price Asset Allocation Portfolio, SA T. Rowe Price VCP Balanced Portfolio, SA VCP Dynamic Allocation Portfolio (formerly SunAmerica Dynamic Allocation Portfolio), SA VCP Dynamic Strategy Portfolio (formerly SunAmerica Dynamic Strategy Portfolio), SA VCP Index Allocation Portfolio, SA WellsCap Aggressive Growth Portfolio (formerly Aggressive Growth Portfolio) and SA WellsCap Fundamental Growth Portfolio (formerly Fundamental Growth Portfolio), which appears in the SunAmerica Series Trust’s Annual Report on Form N-CSR for the year ended January 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas

April 19, 2018